Exhibit E

SuperMedia
EMPLOYEE CONFIDENTIALITY AND NON-COMPETE AGREEMENT

Agreement entered into this 11th day of November, 2010, between Delbert Humenik (hereinafter referred to as "Employee") and SuperMedia AND ITS AFFILIATED COMPANIES (hereinafter referred to as "Company"). In consideration of the mutual covenants, incentives, training, disclosures, promises, conditions and other consideration hereinafter set forth, the parties agree as follows:

1.
The Employee recognizes that Company is involved, among other businesses, in the yellow pages, internet advertising, web design and other advertising businesses, in printed and electronic form, throughout the United States.

2.
The Employee shall devote full time and apply best efforts during the time that he/she is employed to such duties as may be assigned by the Company. It is agreed that in the event that the Employee is voluntarily or involuntarily promoted, demoted, transferred or terminated, within or from the Company, all provisions hereof shall remain in full force and effect and shall continue to be binding upon the Employee.

3.	The Employee shall abide by all policies, practices, rules and regulations promulgated by the Company.

4.
The Employee agrees, during the time he/she is employed by the Company, not to participate in any capacity, including as principal, agent, stockholder of more than five percent (5%) of the issued and outstanding stock, advisor, partner, consultant, or in any capacity whatsoever, in any business or entity which is competitive with any business conducted or service provided by Company, including, but not limited to, business activity related to the sale and placement of advertising in print directories, print magazine products, the internet or wireless telecommunications products or services, or web design or hosting.

5.	In recognition of the fact that:

(i)
the Company operates in an area of great and growing competition and in the course of its business has created, produced and compiled and uses and discloses, and during his/her employment will continue to disclose to Employee, proprietary ideas, plans, requirements, processes, compilations, research and development, formulas, designs, marketing plans and strategies, pricing policies, customer lists, software and other confidential business data and trade secrets in both oral and written form that Company would not disclose to Employee but for Employee’s execution of this Agreement and which, if disclosed to competitors, would unfairly deny to the Company the advantage of such creation, production, compilations and use, including systems for preparation and production of error-free documents, customer service systems, account allocation systems, compensation incentive plans, evaluation plans, management and supervisory systems, sales and training methods and materials and market analyses and other similar information, data and material; and

(ii)
much of the Company's strength lies in its customer relationships which normally are developed by visits and continuing communications related to the annual cycle of telephone directories and monthly internet advertising and in recognition of the fact that the development of the foregoing have required and would typically require many years of collaborative effort and large expenditures of money;

the Employee agrees, that during the course of his/her employment with the Company, Employee will not improperly disclose, in whole or in part, including derivations, Company’s proprietary or confidential information or trade secrets and will not use any proprietary or confidential information or trade secrets in any manner or for any purpose that is directly or indirectly detrimental to Company.

6.
The Employee agrees for a period of two (2) years following the voluntary or involuntary termination of employment, not to recruit, solicit, induce directly or indirectly, any employees of Company to terminate their employment with Company; and further agrees to not employ any current or former employee of Company. Employee also agrees that for a period of one (1) year after voluntary or involuntary termination of employment, in those States in which Employee had customer contact, directly or indirectly, during the last twelve (12) months of the Employee’s employment by the Company or, if Employee’s job did not involve customer contact, within a fifty (50) mile radius of the city in which Employee’s primary duties were regularly performed, not to be involved in any capacity, including as principal, agent, employee, employer, stockholder of more than five percent (5%) of the issued and outstanding stock, advisor, partner, or consultant, which includes the primary job functions performed by Employee within the last twelve (12) months of employment with the Company, in any business or entity that competes directly with the Company in the sale and placement of advertising in print telephone directories, print magazines, internet yellow pages or local search advertising delivered via the internet or wireless telecommunications products or services, or web design or hosting. The Employee further agrees to (a) provide a copy of this Agreement to any prospective employer of Employee prior to accepting any offer of employment during the twenty-four month period immediately following Employee’s termination of employment by Company and (b) notify the Company of the identity and address of any such prospective employer with which Employee intends to accept any offer of employment.

7.
Employee agrees to hold in confidence, as a trustee for the Company, all information, data and material which the Employee has or may acquire as a result of employment by the Company or has or may create at any time during the period of employment with the Company regarding the business, customers and procedures of the Company, including all systems, plans and other data, material and information referenced in the preceding paragraph. Employee agrees to keep the same secret and not to use for the benefit of any party (other than Company) or divulge to any party, in whole or in part, directly or indirectly, the same. The Employee further agrees, upon termination of employment, to surrender to the Company all property of the Company, including, but not limited to, all sales material, records, equipment, documents, memoranda, notes, reports and documents of every character and description and in any medium in which the same exists, which pertain to the Company or its customers and not to retain any copies thereof.

8.
Numerous documents utilized in connection with the business of the Company have always been and are now confidential. These documents are not to be disclosed to anyone outside of the Company and the use of these documents is strictly limited to Company business. These rate schedules, manuals, guidelines, sales promotion material, and all other material reflecting proprietary ideas, plans, requirements, processes, compilations, research and development, formulas, designs, marketing plans and strategies, pricing policies, customer lists, software or other information or data created, produced or compiled by the Company contain confidential information and are not to be transferred or disclosed to anyone not employed by the Company nor to any Company employee who is not on a need-to-know basis; provided, however, an advertiser's sales agreement may be disclosed to the parties thereto and sales promotion literature may be disclosed to customers. The obligations of this and the preceding section shall survive any termination of this Agreement or of Employee’s employment by the Company.

9.
(a) Employee shall disclose promptly to Company or its nominee any and all ideas, inventions, developments, discoveries, improvements, works of authorship, trade secrets and computer or other apparatus or programs (collectively "Innovations") whether or not patentable, copyrightable, trademarkable or susceptible to other forms of protection, conceived of or made by Employee in the course of employment with Company, and does hereby assign and agree to assign all interest, including, but not limited to, an irrevocable, royalty-free and perpetual license therein to Company or its nominee. An Innovation will be deemed to have been made in the course of employment unless the Innovation (i) was developed on the Employee's own time, (ii) outside Employee’s regular or assigned duties for Company, and (iii) no Company equipment, facility, or proprietary information was used. Employee further agrees, without charge to Company but at its expense, to execute, at the Company's option, a specific assignment to the Company of all rights, title, and interest to such Innovations and agrees to execute all applications or other forms of protection for such Innovations in the United States and in other countries.

(b) Employee shall not bring to, or use in any manner while employed by, the Company any confidential materials or documents of a former employer or other third party or utilize or disclose any proprietary information of any such employer or third party without written authorization from the former employer or third party. Employee is not permitted to copy any third party copyrighted material, including documents and computer programs, without first obtaining written permission from the copyright owner.

10. The Employee expressly agrees and acknowledges that the Company will suffer extremely costly and irreparable harm, loss and damage if this Agreement is violated by the Employee and any assessment of damages would not adequately compensate the Company for said harm, loss and damage. Accordingly, the Employee agrees that in the event of a violation of this Agreement, the Company shall be irreparably harmed and so shall be entitled to equitable relief, including, but not limited to, an injunction without bond, requiring full performance and preventing further violation by the Employee of any such portion of this Agreement.

11.
This Agreement is not an employment agreement in any form, does not grant the Employee rights of any kind including, without limitation, any right to employment for a particular term or any right to severance pay, and does not alter the Employee’s status as an employee at will. The parties agree that the Employee's employment with the Company may be terminated by either party at will, with or without cause, at any time.

12.	Upon termination of employment for any reason, the Employee agrees to participate in an exit interview and to execute all forms requested by the Company.

13.
The parties agree that this Agreement is the entire agreement between the parties hereto with respect to the subject mater hereof. No change, modification, addition or termination of this Agreement or any part hereof shall be valid unless in writing and signed by or on behalf of the party to be charged with such change, modification, addition, or termination.

14.
This Agreement shall be governed by, and construed in accordance with the laws of the state of Texas but excluding its conflict of laws provisions or any law that would require application of the law of any other jurisdiction. Venue shall be proper in Dallas County, Texas.

15.
If any provision of this Agreement is deemed unenforceable by a court of law, such provision shall not invalidate the remaining provisions of the Agreement, each of which shall remain in full force and effect.

16.
The parties agree that the Company may, from time to time, assign this Agreement in whole or in part to any entity affiliated with it. They further agree that the rights and duties of the parties to this Agreement shall be binding upon and run to the benefit of the successors and assigns of the Company and the heirs and legal representatives of the Employee as provided by law.

17.	Any notice to the Company required by this Agreement shall be deemed given when hand–delivered or mailed, certified mail, return receipt requested, to the Company at the following address:

SuperMedia
ATTN: Executive VP – Human Resources
2200 W. Airfield Dr.
P.O. Box 619810
D/FW Airport, TX 75261-9810

With a copy to:

SuperMedia
ATTN: Executive VP – General Counsel
2200 W. Airfield Dr.
P.O. Box 619810
D/FW Airport, TX 75261-9810

*********** Signatures Follow ***********
__________________________________________________

I HAVE CAREFULLY READ THIS AGREEMENT AND UNDERSTAND ITS PROVISIONS:

I accept accountability for adhering to the principles, policies and obligations of the "Employee Confidentiality and Non-Compete Agreement" in my business conduct and understand and agree that any violations of these principles or obligations can lead to disciplinary actions up to and including dismissal. I acknowledge that I am signing this agreement voluntarily and without any duress or undue influence.

November 16, 2010
DATE

/s/ Del Humenik
EMPLOYEE'S SIGNATURE

Del Humenik
EMPLOYEE'S NAME (PRINTED)

EVP Sales West
TITLE/DEPARTMENT

I certify that this employee was afforded the opportunity to read and discuss the "Employee Confidentiality and Non- Compete Agreement".

__________________________________________________
DATE

__________________________________________________
SUPERVISOR'S SIGNATURE

__________________________________________________
SUPERVISOR'S NAME (PRINTED)

__________________________________________________
TITLE/DEPARTMENT